EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

Name                                                      State of Incorporation
----                                                      ----------------------

Consolidated  Oil  Well  Services,  Inc.                  Kansas

CIS-Oklahoma,  Inc.                                       Kansas

Infinity  Oil  &  Gas  of  Wyoming,  Inc.                 Wyoming

Infinity  Oil  &  Gas  of  Kansas,  Inc.                  Kansas


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